Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-12125) and Form S-8 (Nos. 333-137275, 333-137276, 333-111530, 333-48650, 333-04869, 333-04871, 333-18331 and 333-50012) of Tupperware Brands Corporation of our report dated February 26, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Orlando, Florida

February 26, 2008